Exhibit 99.1

[GoAmerica letterhead]

CONTACT:

Investor Relations
GoAmerica
Voice: 201-996-1717
investors@goamerica.com

                GOAMERICA(R) REPORTS SECOND QUARTER 2007 RESULTS

Integration Planning Underway in Anticipation of GoAmerica's Planned Acquisition
            of Verizon's Telecommunications Relay Services Division

HACKENSACK, NJ, August 14, 2007 -- GoAmerica, Inc. (NASDAQ: GOAM), a provider of relay and wireless communications services for deaf, hard-of-hearing, and speech-impaired persons, today announced results for the second quarter ended June 30, 2007.

Second quarter results and comparisons to prior periods are presented reflecting the Company's prepaid calling card division as a discontinued operation. This sale was completed on October 2, 2006.

Total revenue for the three months ended June 30, 2007 was approximately $4.3 million, which approximated total revenue in the previous quarter, and was an increase of 80.3% compared to total revenue of approximately $2.4 million in the second quarter of 2006.

Net loss from continuing operations for the second quarter was approximately $786,000 or $0.36 per diluted common share, compared with a net loss from continuing operations of $765,000, or $0.35 per diluted common share, in the first quarter of 2007.

The change in year over year revenue comparisons resulted from a combination of two factors: the Company's mid-2006 certification by the Federal Communications Commission (FCC), which enabled GoAmerica to recognize the full revenues associated with its relay services, and continued growth in the Company's i711(R) relay divisions.

Prior to becoming certified, GoAmerica recognized only a portion of the revenue it generated through its i711 relay service because it was submitting minutes for payment through its business partner, Nordia, Inc. Nordia, which is also a certified relay provider, would submit i711 relay service minutes to the Interstate Telecommunications Relay Service (TRS) Fund on GoAmerica's behalf. Under this arrangement, Nordia received the reimbursement and paid GoAmerica its share of the revenue.

Included in the loss from continuing operations for the quarters ended June 30, 2007 and March 31, 2007 were non-cash charges of $245,000 and $301,000 respectively, reflecting depreciation, amortization, and non-cash employee compensation charges for those periods. The first quarter net loss for 2007 also includes a $162,000 settlement loss related to the settlement of the Hands On litigation. The net loss from continuing operations in the second quarter of 2006 was $366,000, or $0.17 per diluted share, and included approximately $12,000 in terminated merger costs related to the termination of the merger with Hands On.

As of June 30, 2007, GoAmerica had approximately $3.1 million in cash and cash equivalents, compared to $3.4 million as of March 31, 2007.

"As stated in our first quarter release, we continue to take steps to accelerate the pace of our revenue growth, which includes broadening our distribution channels, expanding our product portfolio and strengthening the sales force. Additionally, we announced the Verizon TRS acquisition, which will significantly increase the scale of GoAmerica's relay businesses. Upon close of the transaction, we believe we will have a broader and more financially sound platform for growth," said Dan Luis, chief executive officer of GoAmerica. "Further, our recent expansion of i711 VRS for videophones provides an important access point for users and should continue to drive new revenue to our business."

GoAmerica filed its Quarterly Report on Form 10-Q for the period ended June 30, 2007 earlier today.

Summary of Recent Developments

      o Verizon Relay Asset Purchase. On August 2, 2007, the Company announced that it had entered a definitive agreement to purchase Verizon's telecommunications relay service (TRS) assets, accelerating GoAmerica's strategy to expand its presence in the relay market. Subject to regulatory and stockholder approval, the deal also stands to strengthen the Company's financial platform for growth.

      o New Financing and Financing Commitments. On August 2, 2007, in connection with the announced Verizon transaction, the Company entered into certain equity and debt funding arrangements with Clearlake Capital Group. Upon the signing of the asset purchase agreement with Verizon, Clearlake purchased 290,135 shares of a newly created GoAmerica Series A preferred stock at a price of $5.17 per share and agreed to purchase an additional 6,479,691 shares of Series A preferred stock at $5.17 per share, subject to certain conditions, upon consummation of the Verizon transaction. Additionally, Clearlake provided GoAmerica $1 million pursuant to a bridge loan commitment that may increase up to $3.5 million, and committed to $30 million of senior debt financing at the closing of the Verizon transaction. GoAmerica and Clearlake also agreed to a time-specific commitment for up to an additional $55 million for mutually agreed upon investments, acquisitions, or combinations approved by September 14, 2007.

            The details of the Verizon transaction and the new financing arrangements are contained in GoAmerica's Current Report on Form 8-K filed on August 7, 2007.

      o i711 VRS for Videophone. On June 27, 2007, the Company introduced i711 VRS for videophone users. This service enables users of
            D-Link(TM)      i2eye      or      Sorenson       Communications(TM)
            VP-100(TM)/VP-200(TM) videophones to add "i711.tv" to their Speed Dial or Contacts list. Once i711.tv has been added, users can begin placing videophone calls through the i711 VRS service. Visit www.i711.com/vp for more information.

      o     Channel  i (TM)  Vlog.  On June 19,  2007,  the  Company  introduced
            Channel i, a weekly video blog ("vlog") featuring news and information for the deaf community presented in American Sign Language. Channel i is designed to increase traffic to i711.com as well as underscore the Company's commitment to the deaf community. Visit www.i711.com/vlogs for more information.

About GoAmerica
GoAmerica provides a wide range of wireless and relay communications services, customized for people who are deaf, hard-of-hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet Relay by visiting http://www.i711.com.

Safe Harbor
The statements contained in this news release that are not based on historical fact - including statements regarding the potential for growth in revenues, TRS services and other aspects of its business, projected revenues and market position - constitute "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of
forward-looking  terminology  such  as  "may",  "will",  "expect",   "estimate",
"anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history;
(ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", the "GoAmerica" logo, "i711", and the "i711.com" logo are registered trademarks of GoAmerica. "i711.com", "i711 Wireless", and "Channel i" are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:
In connection with the proposed acquisition of the assets of Verizon's TRS Division and the proposed equity financings referred to herein, GoAmerica will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. GoAmerica's stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or by telephone to (201) 996-1717.

GoAmerica and its directors and officers may be deemed to be participants in the solicitation of proxies from GoAmerica's stockholders with respect to the proposed transactions. Information about GoAmerica's directors and officers and their ownership of GoAmerica common stock is set forth in the GoAmerica proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the proposed transactions when it becomes available.

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                                                                    June 30,            December 31,
                                                                                                      2007                  2006
                                                                                                 -----------------------------------
                                                                                                  (Unaudited)
 Assets
 Current assets:
     Cash and cash equivalents .....................................................                 $ 3,053                 $ 3,870
     Accounts receivable, net ......................................................                   1,829                   1,891
     Other receivables, net ........................................................                      20                      48
     Merchandise inventories, net ..................................................                     196                     329
     Prepaid expenses and other current assets .....................................                     209                     185
                                                                                                     -------                 -------
Total current assets ...............................................................                   5,307                   6,323
Other assets .......................................................................                   7,942                   7,556
                                                                                                     -------                 -------
Total assets .......................................................................                 $13,249                 $13,879
                                                                                                     =======                 =======
Liabilities and stockholders' equity
Current liabilities:
     Accounts payable ..............................................................                 $   421                 $   559
     Accrued expenses ..............................................................                   2,668                   1,982
     Deferred revenue ..............................................................                     102                     100
     Other current liabilities .....................................................                      83                      65
                                                                                                     -------                 -------
Total current liabilities ..........................................................                   3,274                   2,706
Other liabilities ..................................................................                      82                     112
Stockholders' equity ...............................................................                   9,893                  11,061
                                                                                                     -------                 -------
                                                                                                     $13,249                 $13,879
                                                                                                     =======                 =======

                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                   Three Months Ended June 30,         Six Months Ended June 30,
                                                               --------------------------------------------------------------------
                                                                    2007              2006              2007               2006
                                                               --------------------------------------------------------------------
Revenues:
     Relay services ....................................       $     3,834        $     1,361        $     7,494        $     1,828
     Subscriber ........................................               284                316                600                606
     Commissions .......................................                74                659                261              1,486
     Equipment .........................................               111                 51                217                101
     Other .............................................                 2                  1                 40                  3
                                                               -----------        -----------        -----------        -----------
                                                                     4,305              2,388              8,612              4,024
Costs and expenses:
     Cost of relay services ............................             2,670                647              5,075                692
     Cost of subscriber airtime ........................               257                166                567                305
     Cost of equipment revenue .........................               190                122                324                202
     Cost of network operations ........................                29                 19                 58                 46
     Sales and marketing ...............................               479                479              1,003              1,021
     General and administrative ........................             1,257              1,057              2,613              2,168
     Research and development ..........................               143                100                257                233
     Depreciation and amortization .....................                90                126                163                270
                                                               -----------        -----------        -----------        -----------
                                                                     5,115              2,716             10,060              4,937
                                                               -----------        -----------        -----------        -----------
Loss from operations ...................................              (810)              (328)            (1,448)              (913)
Other income (expense):
      Settlement losses ................................                --                 --               (162)                --
      Terminated merger costs ..........................                --                (12)                --               (431)
      Interest income (expense), net ...................                24                 55                 59                100
                                                               -----------        -----------        -----------        -----------
Total other income (expense), net ......................                24                 43               (103)              (331)
                                                               -----------        -----------        -----------        -----------
Loss from continuing operations ........................              (786)              (285)            (1,551)            (1,244)
Loss from discontinued operations ......................                --                (81)                --               (200)
                                                               -----------        -----------        -----------        -----------
Net loss ...............................................       $      (786)       $      (366)       $    (1,551)       $    (1,444)
                                                               ===========        ===========        ===========        ===========
Loss per share-Basic and Diluted:
     Loss from continuing operations ...................       $     (0.36)       $     (0.13)       $     (0.70)       $     (0.59)
     Loss from discontinued operations .................                --              (0.04)                --              (0.10)
                                                               -----------        -----------        -----------        -----------
Basic and Diluted net loss per share ...................       $     (0.36)       $     (0.17)       $     (0.70)       $     (0.69)
                                                               ===========        ===========        ===========        ===========
Weighted average shares used in computation of
   basic and diluted  net loss per share ...............         2,204,097          2,093,451          2,203,793          2,093,451